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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of Amendment Number 1 to the Registration Statement on Form S-3 of our report dated March 8, 1996 appearing on page 37 of American Bankers Insurance Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the headings "Experts" and "Selected Historical Consolidated Financial and Operating Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Historical Consolidated Financial Operating Data."


PRICE WATERHOUSE LLP

Miami, Florida

July 12, 1996